Exhibit 2.1

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

Reference is made to that certain Asset Purchase Agreement (the “Agreement”) dated and entered into on October 1, 2013 by and among (1) InkSure Technologies Inc., a Delaware corporation (“InkSure Parent”); (2) InkSure Inc., a Delaware corporation (“InkSure Delaware Sub”); (3) InkSure Ltd., an Israeli corporation (“InkSure Israeli Sub”) (InkSure Parent, InkSure Delaware Sub and InkSure Israeli Sub are also referred to individually and collectively as “Seller,” and the term “Seller,” whenever used herein, shall mean and refer to each and all of InkSure Parent, InkSure Delaware Sub and InkSure Israeli Sub); and (4) Spectra Systems Corporation, a Delaware corporation (“Buyer”) (Buyer, InkSure Parent, InkSure Delaware Sub and InkSure Israeli Sub are collectively referred to as the “Parties” and each of them individually is sometimes referred to as a “Party”).

WHEREAS, by letter dated January 8, 2014, InkSure Parent received confirmation from the Securities and Exchange Commission (the "SEC") that the SEC has completed its review of InkSure Parent's preliminary proxy statement on Schedule 14A filed with the SEC as required by the Agreement;

WHEREAS, InkSure Parent intends to file with the SEC and mail to its stockholders a definitive proxy statement for a meeting of its stockholders to vote on a proposal to approve the Agreement; and

WHEREAS, the Parties wish to amend the Agreement as hereinafter provided;

NOW, THEREFORE, in consideration of the premises and the mutual promises of the Parties hereinafter set forth, the Parties do hereby agree as follows:

1.           Section 13.1(b) of the Agreement shall be, and it hereby is, amended to change the End Date (as defined therein) from January 31, 2014 to February 28, 2014.

2.           As modified hereby, all of the terms and provisions of the Agreement are hereby ratified and confirmed.

3.           This Amendment No. 1 may be executed in counterparts, which when taken together shall constitute one and the same instrument, and signature pages delivered by pdf or electronic transmission shall be legal, valid and binding execution and delivery.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to be executed by their respective duly authorized representatives on this 9th day of January, 2014.

SPECTRA SYSTEMS CORPORATION

By:        /s/ Nabil M. Lawandy, PH. D.
Name:   Nabil M. Lawandy, PH.D.
Title:     President and Chief Executive Officer

INKSURE TECHNOLOGIES INC.

By:       /s/ Tal Gilat
Name:  Tal Gilat
Title:    CEO

INKSURE LTD.

By:       /s/ Tal Gilat
Name:  Tal Gilat
Title:    CEO

INKSURE INC.

By:       /s/ Tal Gilat
Name:  Tal Gilat
Title:    CEO